EXHIBIT 4.7

EXECUTION COPY

Amendment/Assignment Agreement

This AGREEMENT (this “Agreement”), dated as of June 30, 2005, is entered into by and among Neff Corp. (the “Parent”), Neff Rental LLC (the “Company”), Neff Finance Corp. (“Finance Corp” and, together with the Company, the “Issuers”), Neff Rental, Inc. (“Neff Rental”) and DLJ Investment Partners II, L.P., DLJ Investment Partners, L.P., DLJIP II Holdings, L.P., TCW/Crescent Mezzanine Partners III, L.P., TCW/Crescent Mezzanine Trust III, TCW/Crescent Mezzanine Partners III Netherlands, L.P., KKR Financial Corp., New York Life Investment Management Mezzanine Partners, LP and NYLIM Mezzanine Partners Parallel Fund, LP. (collectively, the “Purchasers”).

RECITALS:

WHEREAS, the Parent, Neff Rental, as guarantor, and the Purchasers are party to a Purchase Agreement (the “Purchase Agreement”) dated June 3, 2005 relating to the purchase of the Parent’s 13% Senior Subordinated Notes due 2013 (the “Notes”);

WHEREAS, the Parent, Neff Rental, as guarantor, and the Purchasers are party to a Registration Rights Agreement (the “Registration Rights Agreement”) dated June 3, 2005 relating to certain registration rights relating to the Notes;

WHEREAS, the Parent, Neff Rental, as guarantor, and Wells Fargo Bank, National Association (the “Trustee”) are party to an Indenture (the “Indenture” and, collectively with the Purchase Agreement, the Notes and the Registration Rights Agreement, the “Operative Documents”) dated June 3, 2005 pursuant to which the Notes were issued;

WHEREAS, the Company is a newly-formed wholly-owned subsidiary of the Parent and Finance Corp. is a newly-formed wholly-owned subsidiary of the Company;

WHEREAS, the Parent is effecting a restructuring (the “Restructuring”) whereby all of its assets and liabilities will be transferred to the Company, and Finance Corp has agreed to become jointly and severally liable for all obligations under the Operative Documents; and

WHEREAS, the parties hereto desire that the rights and obligations of the Parent under the Operative Documents be assigned to and assumed by the Company and Finance Corp.;

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section  1.                                         Definitions.  Capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Indenture.

Section  2.                                         Purchase Agreement.  The Parent hereby sells, assigns, conveys and transfers to the Issuers all of the Parent’s right, title and interest in, to and under the Purchase Agreement and is hereby automatically and unconditionally released from all of its duties, obligations, terms, provisions and covenants under the Purchase Agreement.  The Issuers, on a joint and several basis, hereby expressly assume and agree to observe and perform all of the duties, obligations, terms, provisions and covenants of the Parent under the Purchase Agreement.

Section  3.                                         Registration Rights Agreement.  The Parent hereby sells, assigns, conveys and transfers to the Issuers all of the Parent’s right, title and interest in, to and under the Registration Rights Agreement and is hereby automatically and unconditionally released from all of its duties, obligations, terms, provisions and covenants under the Registration Rights Agreement.  The Issuers, on a joint and several basis, hereby expressly assume and agree to observe and perform all of the duties, obligations, terms, provisions and covenants of the Parent under the Registration Rights Agreement.

Section  4.                                         Indenture and Notes.  The Parent, Neff Rental and the Issuers agree to cause the Indenture to be amended and restated in the form attached hereto as Exhibit A.  Each of the Purchasers, as a holder of the Notes, hereby consents to such amendment and restatement.  Following the Restructuring and the amendment and restatement of the Indenture, the Parent shall be discharged from its obligations under the Indenture.  The Issuers agree to issue new Notes (guaranteed by Neff Rental) under the Indenture, as so amended and restated, to each Purchaser in exchange for a like principal amount of Notes currently held by each such Purchaser.

Section  5.                                         Conditions.  The effectiveness of this Agreement is subject to the following conditions precedent:

(1)                                  This Agreement shall have been executed and delivered by the Parent, the Issuers, Neff Rental and Purchasers holding a majority of the outstanding principal amount of the Notes;

(2)                                  The representations and warranties contained in Section 6 hereof shall be true and correct;

(3)                                  A fully-executed amended and restated Indenture in the form of Exhibit A hereto shall have been delivered to the Purchasers by the Parent, Neff Rental and the Issuers;

(4)                                  The Purchasers shall have received an opinion of Latham & Watkins LLP, counsel for the Issuers and Neff Rental, substantially in the form attached hereto as Exhibit B;

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(5)                                  The Purchasers shall have received an opinion of Baker & McKenzie, Florida counsel to Neff Rental, substantially in the form attached hereto as Exhibit C;

(6)                                  The Purchasers shall have received secretary certificates of the Issuers and Neff Rental, substantially in the form of the secretary certificates delivered to the Purchasers on the Issue Date;

(7)                                  The Purchasers shall have received good standing certificates for the Issuers and bring-down good standing certificates for Neff Rental;

(8)                                  All reasonable costs and expenses associated with the preparation, execution, delivery, administration, and enforcement of this Agreement, including, without limitation, the reasonable fees and expenses of the Purchasers’ counsel, shall have been paid;

(9)                                  The Restructuring shall have been completed;

(10)                            The Issuers and the Parent shall have entered into Venture Capital Operating Company agreements with each of DLJ Investment Partners II, L.P., TCW/Crescent Mezzanine Partners III, L.P., TCW/Crescent Mezzanine Partners III Netherlands, L.P., New York Life Investment Management Mezzanine Partners, LP and NYLIM Mezzanine Partners Parallel Fund, LP in form and substance reasonably acceptable to such Purchasers.

Section  6.                                         Representations and Warranties.

(1)                                  The representations and warranties of the Parent, the Issuers and Neff Rental contained in the Operative Documents are true and correct in all material respects as of the date hereof, except (i) to the extent that any such representation or warranty relates to a specific date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date and (ii) such representations and warranties that are qualified by materiality, which shall be true and correct in all respects as of such dates;

(2)                                  The execution, delivery and performance of this Agreement by the Parent, the Issuers and Neff Rental are within each of their respective powers, have been duly authorized by all necessary action pursuant to their respective organizational documents, require no further action by or in respect of, or filing with, any governmental body, agency or official and do not violate, conflict with or cause a breach or a default under any provision of applicable law or regulation or of any of their organizational documents or of any agreement, judgment, injunction, order, decree or other instrument binding upon any of them;

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(3)                                  This Agreement constitutes the valid and binding obligation of the Parent, the Issuers and Neff Rental, enforceable against such Persons in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws;

(4)                                  No Default or Event of Default under the Indenture has occurred and is continuing or will occur as a result of the Restructuring; and

(5)                                  After giving effect to the Restructuring, the Parent will be a holding company whose sole asset will be the membership interests in the Company and the Parent will have no Indebtedness.

Section  7.                                         No Waiver.   Nothing contained herein shall be deemed to constitute a waiver of compliance with any other term or condition contained in any of the Operative Documents or constitute a course of conduct or dealing among the parties.  Except as expressly stated herein, (a) the Purchasers reserve all rights, privileges and remedies under the Operative Documents and (b) the Operative Documents remain unmodified and in full force and effect; provided, however, that the Parent shall be unconditionally released from all of its duties, obligations, terms, provisions and covenants under the Operative Documents.

Section  8.                                         Reaffirmation.  Neff Rental hereby ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under its Guarantee and under each of the Operative Documents (after giving effect hereto).

Section  9.                                         Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original and each of which shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

Section  10.                                   Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to any provision thereof relating to conflicts of laws).

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first written above.

NEFF CORP.

By:
Name:
Title:

NEFF RENTAL LLC

By:
Name:
Title:

NEFF FINANCE CORP.

By:
Name:
Title:

NEFF RENTAL, INC.

By:
Name:
Title:

Consented and Agreed to By:

DLJ INVESTMENT PARTNERS II, L.P.

By:	DLJ Investment Partners II, Inc.,
as its managing general partner

By:
Name:
Title:

DLJ INVESTMENT PARTNERS, L.P.

By:	DLJ Investment Partners II, Inc.,
as its managing general partner

By:
Name:
Title:

DLJIP II HOLDINGS, L.P.

By:	DLJ Investment Partners II, Inc.,
as its general partner

By:
Name:
Title:

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TCW/CRESCENT MEZZANINE PARTNERS III, L.P.
TCW/CRESCENT MEZZANINE TRUST III
TCW/CRESCENT MEZZANINE PARTNERS III NETHERLANDS, L.P.

By: TCW/Crescent Mezzanine Management III, L.L.C.,
its Investment Manager.

By: TCW Asset Management Company, its Sub-Advisor

By:
Name:
Title:

KKR FINANCIAL CORP.

By:
Name:
Title:

NEW YORK LIFE INVESTMENT
MANAGEMENT MEZZANINE PARTNERS, LP

By: NYLIM Mezzanine GenPar LP, its
General Partner

By: NYLIM Mezzanine GenPar GP, LLC, its
General Partner

By:
Name: Kevin A. Smith
Title: Authorized Signatory

NYLIM MEZZANINE PARTNERS PARALLEL
FUND, LP

By: NYLIM Mezzanine GenPar LP, its
General Partner

By: NYLIM Mezzanine GenPar GP, LLC, its
General Partner

By:
Name: Kevin A. Smith
Title: Authorized Signatory

Exhibit A

Form of Amended and Restated Indenture

Exhibit B

Form of Opinion of Latham & Watkins LLP

Exhibit C

Form of Opinion of Baker & McKenzie